UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2012

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2012, Hologic, Inc. (“Hologic” or the “Company”) entered into the following agreements in connection with the completion of its acquisition of Gen-Probe Incorporated (“Gen-Probe”):

Credit Agreement

On August 1, 2012, concurrent with completing the acquisition of Gen-Probe, the Company and certain domestic subsidiaries (the “Guarantors”) entered into a credit and guaranty agreement (the “Credit Agreement”) with Goldman Sachs Bank USA, in its capacity as administrative and collateral agent, and the lenders party thereto (collectively, the “Lenders”). Pursuant to the terms and conditions of the Credit Agreement, the Lenders have committed to provide senior secured financing in an aggregate amount of up to $2.8 billion. On August 1, 2012, the Company borrowed $2.5 billion aggregate principal under the Credit Agreement, which was used to fund a portion of the consideration, and related fees and expenses, for the acquisition of Gen-Probe.

The Guarantors have guaranteed the Company’s obligations under the credit facilities, and the credit facilities are secured by first-priority liens on, and a first-priority security interest in, substantially all of the assets of Hologic and the Guarantors, including all of the capital stock of substantially all of the U.S. subsidiaries owned by the Company and the Guarantors, 65% of the capital stock of certain of the Company’s first-tier foreign subsidiaries and all intercompany debt. The security interests are evidenced by a pledge and security agreement by and among Goldman Sachs Bank USA, as collateral agent, the Company and the Guarantors (the “Pledge and Security Agreement”) and other related agreements, including certain intellectual property security agreements and mortgages.

The credit facilities under the Credit Agreement consist of:

•	$1.0 billion senior secured tranche A term loan (“Term Loan A”) with a final maturity date of August 1, 2017;

•	$1.5 billion secured tranche B term loan (“Term Loan B”) with a final maturity date of August 1, 2019; and

•	$300.0 million secured revolving credit facility (“Revolving Facility”) with a final maturity date of August 1, 2017.

The Company is required to make scheduled principal payments under Term Loan A in increasing amounts ranging from $12.5 million per three-month period beginning October 31, 2012 to $50.0 million per three-month period commencing October 31, 2015, and under Term Loan B in equal installments of $3.75 million per three-month period beginning on October 31, 2012 and for 27 three-month periods thereafter. The remaining balance for each term loan is due at maturity. Any amounts outstanding under the Revolving Facility are due at maturity. The Company is required to make principal repayments first, pro rata among the term loan facilities, and second to the Revolving Facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances, insurance recoveries and equity offerings. Subject to certain limitations, the Company may voluntarily prepay any of the credit facilities without premium or penalty.

All amounts outstanding under the Credit Agreement will bear interest, at the Company’s option, initially, with respect to all loans made under Term Loan A and the Revolving Facility: (i) at the Base Rate plus 2.00% per annum, or (ii) at the Adjusted Eurodollar Rate (i.e., the Libor rate) plus 3.00%, and with respect to loans made under Term Loan B: (i) at the Base Rate, with a floor of 2.00%, plus 2.50%, or (ii) at the Adjusted Eurodollar Rate, with a floor of 1.00%, plus 3.50%. The applicable margin to the Base Rate or Eurodollar Rate on Term Loan A and the Revolving Facility are subject to specified changes depending on the total net leverage ratio, as defined in the Credit Agreement. The Company will pay a quarterly commitment fee at an annual rate of 0.50% on the undrawn committed amount available under the Revolving Facility (which rate is subject to reduction depending on the total net leverage ratio, as defined in the Credit Agreement).

The Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of the Company and the Guarantors, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, enter into sale-leaseback transactions, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses. The credit facilities contain total net leverage ratio and interest coverage ratio financial covenants measured as of the last day of each fiscal quarter, as defined in the Credit Agreement.

The loan documents contain customary representations and warranties by the Company and the Guarantors, as well as customary events of default, including an event of default upon a change of control of the Company. An event of default will occur under the credit facilities if the Company, or in some circumstances one of the Guarantors, subject to the applicable cure periods, fails to make any payment when due under the loan documents, fails to comply with affirmative or negative covenants, makes a misrepresentation, defaults on other specified indebtedness, becomes subject to specified events of bankruptcy, fails to discharge specified judgments or orders of dissolution, or becomes subject to specified claims under ERISA. If an event of default occurs and is not cured within any applicable grace period or is not waived, the Lenders have the right to accelerate repayment of the indebtedness under the credit facilities to the extent provided in the loan documents and applicable law, and upon certain events of default concerning bankruptcy such acceleration shall occur automatically. If the Company’s indebtedness evidenced by the credit facilities were accelerated, the Company and the Guarantors may not have sufficient funds to pay such indebtedness. In that event the Lenders would be entitled to enforce their security interests in the collateral securing such indebtedness, which will include substantially all of the assets of the Company and the Guarantors.

The description above is a summary of the terms of the Credit Agreement, the Pledge and Security Agreement and related loan documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. Copies of the Credit Agreement and the Pledge and Security Agreement are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

Senior Notes

On August 1, 2012, the Company completed a private placement of $1.0 billion aggregate principal amount of its 6.25% senior notes due 2020 (the “Senior Notes”) at an offering price of 100% of the aggregate principal amount of the Senior Notes. The Senior Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The Senior Notes are general senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.

On August 1, 2012, the Company and the Guarantors entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, relating to the Senior Notes. The Senior Notes mature on August 1, 2020 and bear interest at the rate of 6.25% per year, payable semi-annually on February 1 and August 1 of each year, commencing on February 1, 2013.

The Indenture contains covenants which limit, among other things, the Company’s and certain of its subsidiaries’ ability to incur additional indebtedness, pay dividends or repurchase or redeem capital stock, make certain investments, incur liens, enter into certain types of transactions with the Company’s affiliates, and sell assets or consolidate or merge with or into other companies. These covenants are subject to a number of exceptions and qualifications.

The Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of certain equity offerings at any time and from time to time before August 1, 2015, at a redemption price equal to 106.250% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date. The Company also has the option to redeem the Senior Notes on or after: August 1, 2015 through July 31, 2016 at 103.125% of par; August 1, 2016 through July 31, 2017 at 102.083% of par; August 1, 2017 through July 31, 2018 at 101.042% of par; and August 1,

2018 and thereafter at 100% of par. In addition, if the Company undergoes a change of control, as provided in the Indenture, the Company will be required to make an offer to purchase each holder’s Senior Notes at a price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture also contains certain customary events of default, including among others, failure to pay interest on the Senior Notes that continues for a period of 30 days after payment is due, failure to pay the principal of, or premium, if any, on the Senior Notes when due upon maturity, redemption, required repurchase, acceleration or otherwise, failure to comply with certain covenants and agreements after notice thereof, and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Senior Notes to declare to be immediately due and payable the principal amount of all such Senior Notes then outstanding, plus accrued but unpaid interest to the date of acceleration, or in the case of events of default involving bankruptcy or insolvency, such principal amount plus interest of all the Senior Notes shall become automatically due and payable immediately without any further action or notice.

On August 1, 2012, in connection with the issuance of the Senior Notes, the Company and the Guarantors entered into an exchange and registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Senior Notes. Pursuant to the terms of the Registration Rights Agreement, the Company and the Guarantors agreed to (i) file a registration statement covering an offer to exchange the Senior Notes for a new issue of identical exchange notes registered under the Securities Act on or before 180 days from August 1, 2012, (ii) use commercially reasonable efforts to cause such registration statement to become effective, and (iii) use commercially reasonable efforts to complete the exchange prior to 270 days after August 1, 2012. Under certain circumstances, the Company and the Guarantors may be required to provide a shelf registration statement to cover resales of the Senior Notes.

The description above is a summary of the terms of the Senior Notes, the Indenture, and the Registration Rights Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. Copies of the Indenture (including the forms of Senior Note) and the Registration Rights Agreement are attached hereto as Exhibits 4.1 and 4.3 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2012, pursuant to the terms of an Agreement and Plan of Merger, dated as of April 29, 2012 (the “Merger Agreement”), by and among the Company, its wholly owned subsidiary Gold Acquisition Corp., a Delaware corporation (“Merger Sub”), and Gen-Probe, the Company completed its acquisition of Gen-Probe by the merger of Merger Sub with and into Gen-Probe, with Gen-Probe continuing as the surviving company in the merger and becoming a wholly owned subsidiary of the Company (the “Merger”). At the effective time and as a result of the Merger, each share of common stock of Gen-Probe issued and outstanding immediately prior to the effective time of the Merger, other than (i) treasury shares, (ii) shares held by Gen-Probe or any of its subsidiaries, (iii) shares held by the Company, Merger Sub or any other subsidiary of the Company, and (iv) shares held by any Gen-Probe stockholders who have properly demanded, exercised and perfected and not withdrawn a demand for statutory appraisal rights under Delaware law, was automatically converted into the right to receive $82.75 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

In addition, each outstanding Gen-Probe stock option, other than options granted on or after February 8, 2012, have been cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price for each share subject to the applicable option. With respect to Gen-Probe stock options granted on or after February 8, 2012, each such option (i) has been assumed by the Company and will continue to have, and be subject to, the same terms and conditions applicable to such option, and (ii) will be, or will become, exercisable for a number of shares of the Company’s common stock equal to the product of (x) the number of shares of Gen-Probe common stock that would have been issuable upon exercise of such option and (y) the Option Exchange Ratio, as defined in the Merger Agreement. With respect to each share of Gen-Probe restricted stock, the vesting restrictions lapsed at the effective time of the Merger, and each such share became or was deemed fully vested and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of shares subject to the award and (ii) the Merger Consideration. With respect to each award representing the right to receive shares of Gen-Probe common stock that was subject to performance-based conditions, the performance periods thereunder terminated at the effective time of the Merger, and 150% of the target number of shares subject to the performance award with respect to such performance periods fully vested and were converted into the right to receive a cash payment in an amount equal to the product of (i) the number of vested shares subject to the award and (ii) the Merger Consideration.

The Company estimates the total consideration to be paid, less estimated cash assumed, to be approximately $3.8 billion.

The description above of the Merger Consideration does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, pursuant to which the Merger Consideration was paid. The Merger Agreement was previously filed with the Securities and Exchange Commission (the “SEC”) and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed with the SEC July 12, 2012 (the “Prior Report”), the Company entered into a Retention and Severance Agreement (“Retention Agreement”) and a Change of Control Agreement (“Change of Control Agreement”), each dated July 10, 2012, with Carl W. Hull, the then President and Chief Executive Officer of Gen-Probe. The Retention Agreement and the Change of Control Agreement became effective on August 1, 2012, upon completion of the Company’s acquisition of Gen-Probe, and pursuant to their terms Mr. Hull was elected Senior Vice President and General Manager of Hologic’s Diagnostics segment, and an executive officer of Hologic, reporting to Hologic’s President and Chief Executive Officer.

Descriptions of the Retention Agreement and the Change of Control Agreement are set forth in the Prior Report and are incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the agreements themselves, which were attached to the Prior Report and are incorporated herein by reference.

On August 1, 2012, pursuant to the terms of the Retention Agreement the Company entered into a Restricted Stock Unit Grant with Mr. Hull (the “RSU Grant”) and issued Mr. Hull restricted stock units covering 133,333 shares of the Company’s common stock. The restricted stock units vest on November 1, 2013 unless previously accelerated. If Mr. Hull’s employment is terminated on or prior to November 1, 2013 by the Company without “cause” or by Mr. Hull for “good reason,” each as defined in the Retention Agreement, the restricted stock units will immediately vest.

The description above is a summary of the terms of the RSU Grant. This description does not purport to be complete and it is qualified in its entirety by reference to the RSU Grant. A copy of the RSU Grant is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 1, 2012, the Company issued a press release announcing the completion of its acquisition of Gen-Probe. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements required by this item are incorporated herein by reference to the audited consolidated financial statements of Gen-Probe Incorporated as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 contained in Gen-Probe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012. Such financial statements are attached hereto as Exhibit 99.2.

The unaudited financial statements for the interim period required by this item are incorporated herein by reference to the unaudited consolidated financial statements of Gen-Probe Incorporated as of and for the first fiscal quarter ended March 31, 2012, contained in Gen-Probe’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, as filed with the SEC on May 8, 2012. Such financial statements are attached hereto as Exhibit 99.3.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated August 1, 2012 by and among Hologic, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Forms of 6.25% Senior Note due 2020 (included in Exhibit 4.1).

4.3	Exchange and Registration Rights Agreement dated August 1, 2012 by and among Hologic, Inc., certain of its subsidiaries and Goldman, Sachs & Co.

10.1	Credit and Guaranty Agreement dated August 1, 2012 by and among Hologic, Inc., the guarantors party thereto and Goldman Sachs Bank USA.

10.2	Pledge and Security Agreement dated August 1, 2012 by and among Hologic, Inc., the guarantors party thereto and Goldman Sachs Bank USA.

10.3	Restricted Stock Unit Grant.

10.4	Agreement and Plan of Merger dated April 29, 2012 by and among Hologic, Inc., Gold Acquisition Corp., and Gen-Probe Incorporated (incorporated by reference to the Company’s Current Report on Form 8-K filed May 1, 2012).

10.5	Retention and Severance Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed July 12, 2012).

10.6	Change of Control Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed July 12, 2012).

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press Release issued by Hologic, Inc.

99.2	Audited consolidated financial statements of Gen-Probe Incorporated as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 (incorporated by reference to Gen-Probe’s Annual Report on Form 10-K (File No. 000-49834) as filed with the SEC on February 23, 2012).

99.3	Unaudited consolidated financial statements of Gen-Probe Incorporated as of and for the fiscal quarter ended March 31, 2012 (incorporated by reference to Gen-Probe’s Quarterly Report on Form 10-Q (File No. 000-49834) as filed with the SEC on May 8, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2012	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer